SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 16, 2003

(Date of earliest event reported)

Commission file number: 1-7293

TENET HEALTHCARE CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	95-2557091
(State or Incorporation)	(I.R.S. Employer Identification No.)

3820 State Street Santa Barbara, California 93105
(Address of principal executive offices, including zip code)

(805) 563-7000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

ITEM 9.                             Tenet Receives Document Subpoena from SEC; Tenet Receives Subpoenas Regarding Relocation Agreements.

On July 9, 2003, Tenet Healthcare Corporation (the “Company”) issued a press release stating that on July 8, 2003, it received a subpoena for documents from the Securities and Exchange Commission, indicating that the agency is conducting a formal investigation of the Company.  A copy of the press release is attached to this report as Exhibit 99.1 and hereby is furnished.

On July 15, 2003, the Company issued a press release stating that on July 15, 2003, it received subpoenas for documents from the U.S. Attorney’s office in Los Angeles.  The press release further stated that the subpoenas primarily seek information about physician relocation agreements since 1995 related to seven Southern California hospitals owned by Tenet subsidiaries as well as summary information about physician relocation agreements related to all of its hospital subsidiaries.  That press release also said that the Company expects a grand jury in San Diego to return an indictment later this week against its Alvarado Hospital Medical Center Inc. and, possibly, Alvarado’s corporate parent entities.  A copy of the press release is attached to this report as Exhibit 99.2 and hereby is furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

By:	/s/ Stephen D. Farber
Stephen D. Farber
Chief Financial Officer

Date:  July 16, 2003

EXHIBIT INDEX

99.1                           Press Release dated July 9, 2003.

99.2                           Press Release dated July 15, 2003.